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                                                                      Exhibit 11

Statement Re:  Computation of Earnings per Share
                                                For The Three Months               For The Twelve Months
                                                  Ended December 31                  Ended December 31
                                                1996            1995               1996            1995
PRIMARY:

Average Shares Outstanding                   22,238,000      21,326,000         21,896,000      21,468,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           340,000         151,000            219,000         141,000
                                           ------------    ------------       ------------    ------------
Total                                        22,578,000      21,477,000         22,115,000      21,609,000
                                           ============    ============       ============    ============
Net Income                                  $14,447,000     $13,191,000        $53,155,000     $49,106,000

Per Share Amount                                  $0.64           $0.61              $2.40           $2.27
                                           ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding                   22,238,000      21,326,000         21,896,000      21,468,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           377,000         164,000            365,000         192,000
                                           ------------    ------------       ------------    ------------
Total                                        22,615,000      21,490,000         22,261,000      21,660,000
                                           ============    ============       ============    ============
Net Income                                  $14,447,000     $13,191,000        $53,155,000     $49,106,000

Per Share Amount                                  $0.64           $0.61              $2.39           $2.27
                                           ============    ============       ============    ============


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